Exhibit 99.1

INVESTOR PRESENTATION October 2022 CONFIDENTIAL ASX: EUR NASDAQ: SZZL

1 Basis of Presentation These Presentation Materials are provided for informational purposes only and have been prepared to assist interested parties in making their own evaluation with respect to a potential business combination among European Lithium Limited ( “ European Lithium ” ), its wholly owned subsidiary, European Lithium AT (Investment) Ltd . (the “ Company ” ), Sizzle Acquisition Corp . ( “ Sizzle ” ), Critical Metals Corp . ( “ NewCo ” ) and the other parties thereto, and related transactions (the “ Potential Business Combination ” ) and for no other purpose . By accepting, reviewing or reading these Presentation Materials, you will be deemed to have agreed to the obligations and restrictions set out below . No Offer or Solicitation These Presentation Materials and any oral statements made in connection with these Presentation Materials do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction . These Presentation Materials do not constitute either advice or a recommendation regarding any securities . No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom . No Representations and Warranties No representations or warranties, express, implied or statutory are given in, or in respect of, these Presentation Materials, and no person may rely on the information contained in these Presentation Materials . Any data on past performance or modeling contained herein is not an indication as to future performance . This data is subject to change . Each recipient agrees and acknowledges that these Presentation Materials are not intended to form the basis of any investment decision by such recipient and do not constitute investment, tax or legal advice . Recipients of these Presentation Materials are not to construe its contents, or any prior or subsequent communications from or with Sizzle, European Lithium, the Company, NewCo or their respective representatives as investment, legal or tax advice . Each recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding these Presentation Materials . In addition, these Presentation Materials do not purport to be all - inclusive or to contain all of the information that may be required to make a full analysis of the Potential Business Combination . Recipients of these Presentation Materials should each make their own evaluation of the Company and NewCo, and of the relevance and adequacy of the information and should make such other investigations as they deem necessary . None of Sizzle, European Lithium, the Company or NewCo assume any obligation to update the information in these Presentation Materials . Each recipient also acknowledges and agrees that the information contained in these Presentation Materials ( i ) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and will not be, updated to reflect material developments which may occur after the date of these Presentation Materials . To the fullest extent permitted by law, in no circumstances will European Lithium, the Company, Sizzle or NewCo or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of these Presentation Materials, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith . These Presentation Materials discuss trends and markets that the Company ’ s or NewCo ’ s leadership team believes will impact the development and success of the Company or NewCo based on its current understanding of the marketplace and each recipient acknowledges this information is preliminary in nature and subject to change . Industry and Market Data Industry and market data used in these Presentation Materials has been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes . Neither Sizzle, NewCo, the Company nor European Lithium has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data ’ s accuracy or completeness . Forward Looking Statements Certain statements included in these Presentation Materials are not historical facts but are forward - looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 . Forward - looking statements generally are accompanied by words such as “ believe, ” “ may, ” “ will, ” “ estimate, ” “ continue, ” “ anticipate, ” “ intend, ” “ expect, ” “ should, ” “ would, ” “ plan, ” “ project, ” “ forecast, ” “ predict, ” “ potential, ” “ seem, ” “ seek, ” “ future, ” “ outlook, ” “ target, ” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward - looking . These forward - looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial, performance and operational metrics and projections of market opportunity ; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financial and operational performance of NewCo following the Potential Business Combination ; (3) the sources and uses of cash of the Potential Business Combination ; (4) the anticipated capitalization and enterprise value of NewCo following the consummation of the Potential Business Combination ; (5) statements regarding NewCo ’ s operations following the Potential Business Combination ; (6) the amount of redemption requests made by Sizzle ’ s public shareholders ; (7) current and future potential commercial relationships ; (8) plans, intentions or future operations of NewCo or the Company, including relating to the finalization, completion of any studies, feasibility studies or other assessments or relating to attainment, retention or renewal of any assessments, permits, licenses or other governmental notices or approvals, or the commencement or continuation of any construction or operations of plants or facilities ; (9) the ability of NewCo to issue equity or equity - linked securities in the future ; and (10) expectations related to the terms and timing of the Potential Business Combination . These statements are based on various assumptions, whether or not identified in these Presentation Materials, and on the current expectations of Sizzle ’ s, NewCo ’ s, European Lithium ’ s and/or the Company ’ s management and are not predictions of actual performance . These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability . Actual events and circumstances are difficult or impossible to predict and will differ from assumptions . Many actual events and circumstances are beyond the control of Sizzle, NewCo, European Lithium and/or the Company (collectively, the “ Contracting Parties ” ) . These forward - looking statements are subject to a number of risks and uncertainties, as set forth in the slide entitled “ Risk Factors ” in the appendix to these Presentation Materials and those set forth in the section entitled “ Risk Factors ” and “ Special Note Regarding Forward - Looking Statements ” in Sizzle ’ s Quarterly Report on Form 10 - Q for the quarter ended June 30 , 2022 , Sizzle's Annual Report on Form 10 - K for the year ended December 31 , 2021 and amendments thereto, and in those documents that Sizzle has filed, or that Sizzle or NewCo will file, with the U . S . Securities and Exchange Commission (the “ SEC ” ) . If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements . The risks and uncertainties above are not exhaustive, and there may be additional risks that none of the Contracting Parties presently know or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements . In addition, forward looking statements reflect relevant Contracting Parties ’ expectations, plans or forecasts of future events and views as of the date of these Presentation Materials . Each of the Contracting Parties anticipate that subsequent events and developments will cause those assessments to change . However, while the Contracting Parties may elect to update these forward - looking statements at some point in the future, each of the Contracting Parties specifically disclaim any obligation to do so . These forward - looking statements should not be relied upon as representing any of the Contracting Parties ’ assessments as of any date subsequent to the date of these Presentation Materials . Accordingly, undue reliance should not be placed upon the forward - looking statements . Trademarks These Presentation Materials contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners . The use or display of third parties ’ trademarks, service marks, trade names or products in these Presentation Materials are not intended to, and do not imply, a relationship with any Contracting Party, an endorsement or sponsorship by or of any Contracting Party, or a guarantee that any Contracting Party will work or will continue to work with such third parties . Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in these Presentation Materials may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that any Contracting Party or the any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights . U.S. DISCLAIMERS CONFIDENTIAL

2 Financial Information The financial information and data contained in this presentation is unaudited and does not conform to Regulation S - X promulgated by the SEC . In addition, Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in any proxy statement or registration statement to be filed by NewCo with the SEC . Use of Projections The projections, estimates and targets in these Presentation Materials are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond any of the Contracting Party ’ s control . See “ Forward - Looking Statements ” above . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory, competitive, technological and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates and targets . The projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results . The assumptions and estimates underlying the prospective information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information . While all projections, estimates and targets are necessarily speculative, each of the Contracting Parties believe that the preparation of prospective information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . Accordingly, there can be no assurance that prospective results are indicative of future performance or that actual results will not differ materially from any results presented or indicated in the prospective information . The inclusion of projections, estimates and targets in these Presentation Materials should not be regarded as an indication that any of the Contracting Parties, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Neither the independent auditors of Sizzle nor the independent registered public accounting firm or mining consultants or engineers of the European Lithium, NewCo or the Company has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in these Presentation Materials, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of these Presentation Materials . Important Information and Where to Find It In connection with a Potential Business Combination, Sizzle, European Lithium, the Company and NewCo are expected to prepare a registration statement on Form F - 4 (the “ Registration Statement ” ) to be filed with the SEC by NewCo, which will include preliminary and definitive proxy statements to be distributed to Sizzle ’ s shareholders in connection with Sizzle ’ s solicitation for proxies for the vote by Sizzle ’ s shareholders in connection with the Potential Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities of NewCo to be issued to the Company ’ s shareholders in connection with the completion of the Potential Business Combination . After the Registration Statement has been filed and declared effective, Sizzle will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Potential Business Combination . Sizzle ’ s shareholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Sizzle ’ s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the Potential Business Combination, because these documents will contain important information about Sizzle, European Lithium, the Company, NewCo and the Potential Business Combination . Shareholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC regarding the Potential Business Combination and other documents filed with the SEC by Sizzle, without charge, at the SEC ’ s website located at www . sec . gov or by directing a request to Sizzle Acquisition Corp . , Attn : Steve Salis, 4201 Georgia Avenue NW, Washington, DC, 20011 . These Presentation Materials are not a substitute for the Registration Statement or for any other document that Sizzle and/or NewCo may file with the SEC in connection with the Potential Business Combination . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION . Investors and security holders may obtain free copies of other documents filed with the SEC by Sizzle and/or NewCo through the website maintained by the SEC at http : //www . sec . gov . Participants in Solicitation Sizzle, European Lithium, the Company and NewCo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Sizzle ’ s shareholders in connection with the Potential Business Combination . Investors and security holders may obtain more detailed information regarding Sizzle ’ s directors and executive officers in Sizzle ’ s filings with the SEC, including Sizzle ’ s Annual Report on Form 10 - K, and amendments thereto, and Quarterly Report on Form 10 - Q, in each case, as filed with the SEC . Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Sizzle ’ s shareholders in connection with the Potential Business Combination, including a description of their direct and indirect interests, which may, in some cases, be different than those of Sizzle ’ s shareholders generally, will be set forth in the Registration Statement . Shareholders, potential investors and other interested persons should read the Registration Statement carefully when it becomes available before making any voting or investment decisions . Risk Factors For a non - exhaustive description of the risks relating to an investment in a private placement in connection with the Potential Business Combination please review “ Risk Factors ” in Appendix 2 to this presentation . Changes and Additional Information in Connection with SEC Filings The information in these Presentation Materials have not been reviewed by the SEC and certain information may not comply in certain respects with SEC rules . As a result, the information in the Registration Statement may differ from these Presentation Materials to comply with SEC rules . The Registration Statement will include substantial additional information about the Company, Sizzle and NewCo not contained in these Presentation Materials . Once filed, the information in the Registration Statement will update and supersede the information presented in these Presentation Materials . INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORI TY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE POTENTIAL BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. U.S. DISCLAIMERS CONTINUED CONFIDENTIAL

3 This presentation and any additional documents handed out at any meeting or provided directly to potential investors (together the “Presentation Materials”) have not been reviewed or approved by (i) NEX Exchange Limited or by any authority which could be a competent authority for the purposes of the EU Prospectus Regulation (Regulation (EU) 2017 / 1129 , "EU Prospectus Regulation") ; or (ii) an authorised person within the meaning of the Financial Services and Markets Act 2000 (“FSMA”) . The securities mentioned herein have not been, registered under the U . S . Securities Act of 1933 , as amended (the “Securities Act”), or under any U . S . State securities laws, and may not be offered or sold in the United States unless they are registered under the Securities Act or pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act . Neither the U . S . Securities and Exchange Commission nor any U . S . state regulatory authority has approved the securities to be offered or the terms of such offering or passed upon the accuracy or adequacy of the presentation and these Presentation Materials . Any representation to the contrary is a criminal offence . The Presentation Materials are being supplied to you for information purposes only by European Lithium Limited (the “Company”) . These Presentation Materials have been prepared by and are the sole responsibility of the Company . The Directors of the Company have taken all reasonable care to ensure that the facts stated herein are true to the best of their knowledge, information and belief . Investing in the Company may expose an individual to significant risk of losing all of the property or other assets invested . The Presentation Materials have been prepared on the basis that any offer of securities in (i) any Member State of the European Economic Area (“EEA”) or (ii) the UK will be made pursuant to an exemption under the EU Prospectus Regulation or the FSMA, as applicable, from the requirement to publish a prospectus for offers of the securities . Accordingly any person making or intending to make an offer of the securities in (i) a Member State of the EEA or (ii) the UK may only do so in circumstances in which no obligation arises for the Company to publish a prospectus pursuant to Articles 1 (4) and 3 (2) of the EU Prospectus Regulation or section 86 of the FSMA, as applicable or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and Article 23 of Regulation (EU) 2017 / 1129 as it forms part of UK domestic law by virtue of the EUWA (the "UK Prospectus Regulation"), respectively, in each case, in relation to such offer . The Company has not authorised , nor does it authorise , the making of any offer of the securities in circumstances in which an obligation arises for the Company to publish a prospectus for such offer . The Presentation Materials include business strategies and plans which have not been formally approved or adopted by the Board of the Company, and which assume other nearer term objectives of the Company are achieved . While the strategies and plans are broadly consistent with the objectives and aims of the Company in the future, the timing of when those business strategies and plans will be achieved cannot be guaranteed . The Presentation Materials include ‘best estimates’ and ‘best case’ scenarios which remain subject to various external factors outside control of the Board . The Presentation Materials are being issued on a strictly private and confidential basis and solely to and directed (i) at persons in the UK (a) who have professional experience in matters relating to investments, being investment professionals as defined in Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “FPO”), (b) high net worth companies as defined in Article 49 (2) of the FPO, (c) certified sophisticated investors as defined in Article 50 (1) of the FPO or (d) persons to whom it may otherwise lawfully be communicated, (ii) at persons in the United States or who are U . S . persons, who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Accredited Investors”) or (iii) at qualified investors as defined in the EU Prospectus Regulation (together “Relevant Persons”) . In order to qualify as a certified sophisticated investor you must have a current certificate signed by a person authorised by the Financial Conduct Authority to the effect that you are sufficiently knowledgeable to understand the risks associated with this particular type of investment and you must have signed within the last 12 months a statement in the terms set out in Article 50 (1)(b) of the FPO . The ordinary shares will be engaged in only with, Relevant Persons . Any person who is not a Relevant Person should not rely on this document nor take any action upon it, but should return it immediately to the Company . The securities mentioned herein are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA . For these purposes, a retail investor means a person who is one (or more) of : (i) a retail client as defined in point (11) of Article 4 (1) of Directive 2014 / 65 /EU (as amended, “MiFID II”) ; (ii) a customer within the meaning of Directive (EU) 2016 / 97 (as amended or superseded), where that customer would not qualify as a professional client as defined in point (10) of Article 4 (1) of MiFID II ; or (iii) not a qualified investor as defined in the EU Prospectus Regulation . Consequently, also no key information document required by Regulation (EU) No 1286 / 2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities mentioned herein or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities mentioned herein or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation . The Presentation Materials do not constitute, or form part of, a prospectus or admission document relating to the Company, nor do they constitute or contain any invitation or offer to any person to subscribe for, purchase or otherwise acquire any shares in the Company or NewCo or advise persons to do so in any jurisdiction, nor shall it, or any part of it form the basis of or be relied on in connection with any contract or as any inducement to enter into a contract or commitment with the Company . No reliance may be placed for any purpose whatsoever on the information or opinions contained in the Presentation Materials or on their completeness . Without limiting the foregoing, the Presentation Materials do not constitute a prospectus or registration statement for purposes of any of the EU Prospectus Regulation, UK Prospectus Regulation or the U . S . Securities Act of 1933 . No representation or warranty, express or implied, is given by the Company or any other Contracting Party as to the accuracy of the information or opinions contained in the Presentation Materials, or any further written or oral information made available to you or your advisors, and is subject to updating, completion, revision, amendment or verification, which may result in material changes . Any recipient of the Presentation Materials who is in any doubt about the investment to which this presentation relates should consult an authorised person specialising in advising on investments of this kind . The Presentation Materials do not constitute a recommendation regarding the shares of the Company or NewCo, and should not be construed as legal, business, tax or investment advice . Prospective investors are encouraged to obtain separate and independent verification of information and opinions contained in the Presentation Materials as part of their own due diligence . By accepting these Presentation Materials, the Recipient agrees to keep permanently confidential the information contained herein or sent herewith or made available in connection with further enquiries . It is a condition of the issue of these Presentation Materials that they will not be reproduced, copied, distributed or circulated to any third party, in whole or in part, or published in whole or in part for any purpose, without the express prior consent of the Company . Neither the Company or any other Contracting Party, nor any of their advisers accept liability whatsoever for any loss howsoever arising, directly or indirectly, from use of these Presentation Materials or their contents or otherwise arising in connection therewith . The Company, in its sole discretion, reserves the right to amend or supplement these Presentation Materials at any time . The Company also reserves the right, in its sole discretion, to terminate discussions with any person at any time . The reproduction, copying or distribution of these Presentation Materials in other jurisdictions may be restricted by law and persons into whose possession these Presentation Materials come should inform themselves about, and observe, any such restrictions . These Presentation Materials are not for distribution outside the United Kingdom (other than to the United States in certain circumstances) and in particular, they or any copy of them should not be distributed, directly or indirectly, by any means (including electronic transmission) either to persons with addresses in Canada, Australia, Japan, the Republic of South Africa or the Republic of Ireland, or to any citizens, nationals or residents thereof, or to any corporation, partnership or other entity created or organized under the laws thereof . Any failure to comply with these restrictions may constitute a violation of the laws of any such other jurisdictions . The Presentation Materials contain certain forward - looking information about the Company which are statements, beliefs, opinions or projections that are not historical facts, and which may be identified by the use of terminology such as “proposes,” “may,” “believes,” “anticipates,” “projects,” “expects,” estimates” or “forecasts” or comparable terminology and which reflect the Company’s or, as appropriate, the Company’s Directors current expectations and beliefs about future events . By their nature, forward - looking statements involve a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from those expressed in such statements, beliefs and opinions depending on a variety of factors . Past performance, trends or activities of the Company or its shares cannot be relied on as a guide to future performance, trends or activities . Any forward - looking information contained in these Presentation Materials has been prepared on the basis of a number of assumptions which may prove to be incorrect, and accordingly, actual results may vary from those projected as a result of, among other factors, changes in economic and market conditions, changes in the regulatory environment and other business and operational risks . Recipients of these Presentation Materials should not place reliance on forward - looking statements, which speak only as of the date of the Presentation Materials . The Company does not undertake any obligation to update or revise any forward - looking statements, whether as a result of new information, future events, circumstances or otherwise or to reflect the occurrence or non - occurrence of any events . AUSTRALIAN AND NON - US DISCLAIMERS CONFIDENTIAL

AUSTRALIAN AND NON-US DISCLAIMERS CONTINUED

CONFIDENTIAL

Please note that the photographs and images used in the Presentation Materials are illustrative and may not show Company assets / licence areas. By attending the presentation and/or retaining these Presentation Materials you will be taken to have represented, warranted and undertaken that: (i) you are a Relevant Person (ii) you have read and agree to comply with the contents and restrictions of this disclaimer (iii) you will use the information in these Presentation Materials solely for evaluating your possible interest in the Proposed Business Combination and (iv) you will conduct your own analysis or other verification of the data and information set out in these Presentation Materials and will bear the responsibility for all or any costs incurred in doing so.

Competent Person Statement

The information in this presentation that relates to Exploration Results, Mineral Resources and Ore Reserves of the Company's Wolfsberg Lithium Project is extracted from ASX announcements released by the Company on 5 April 2018 "European Lithium Completes Positive PFS", 1 December 2021 "11% increase in total Measured, Indicated and Inferred Resource", 2 December 2021 "High Quality Battery Grade Lithium Product Results Wolfsberg", 9 November 2021 "EUR increases Measured and Indicated Resource by 54%", 10 June 2021 "Phase 2 Drilling Progress Update" and 19 April 2022 "Positive Interim NPV of A$862 million" which are available to view of the Company's website: www.europeanlithium.com. The Company confirms that it is not aware of any new information or data that materially affects the information included in the original market announcement and, in the case of estimates of Mineral Resources or Ore Reserves, that all material assumptions and technical parameters underpinning the estimates in the relevant market announcement continue to apply and have not materially changed. The Company confirms that the form and context in which the Competent Person's findings are presented have not been materially modified from the original market announcement.

Critical Metals Corp

4

INTRODUCING SIZZLE ACQUISITION CORP

CONFIDENTIAL



STEVE SALIS
CEO

- Founder and entrepreneur with 17+ years of experience founding, acquiring, developing, and leading hospitality, retail and real estate companies
- Co-founder and former CEO of &pizza



JAMIE KARSON
Vice Chairman

- Corporate Executive and lawyer with 25+ years of experience leading private and public companies
- Previous CEO and Chairman of Steve Madden (NASDAQ: SHOO)



CAROLYN TRABUCO
Director

- 25+ years in institutional asset management with experience in global resource equity investing at firms such as Pequot Capital Management and Fidelity Investments
- Co-founder of Azul Brazilian Airlines (NYSE: AZUL)

SUPPORTED BY A BOARD AND ADVISORS WITH EXCELLENT TRACK RECORDS AND DEEP EXPERIENCE



KAREN KELLEY
Director



DAVID PERLIN
Director



WARREN THOMPSON
Director



RICK CAMAC
Strategic Advisor



GEOVANNIE CONCEPCION
Strategic Advisor



KEVIN MULCAHY
Strategic Advisor

Critical Metals Corp
5

6 6 • 35 years of experience developing businesses, including in the mining, energy, and resources sectors • Executive Chairman of ASX - listed CuFe Ltd and Executive Director of Cyclone Metals Ltd • Previously Non - Executive Chairman of Cauldron Energy Ltd Tony Sage Executive Chairman • Experienced executive mine manager with 30 years of experience in the industry • Served as General and Registered Manager in operating mines across minerals and geographies • Former Executive Manager for mines in Germany, Australia, Indonesia, Papua New Guinea and Sierra Leone Dietrich Wanke CEO • 20+ years of experience in CFO, accounting and company secretarial professions • Co - founder and Executive Director of Bellatrix Corporate Pty • Multinational experience having acted for ASX and LSE listed companies, private entities, and high net worth individuals Melissa Chapman CFO TONY SAGE Executive Chairman CAROLYN TRABUCO Director MALCOLM DAY Director MICHAEL HANSON Director MYKHAILO ZHERNOV Director CRITICAL METALS CORP PROPOSED BOARD OF DIRECTORS CRITICAL METALS CORP PROPOSED BOARD & MANAGEMENT CONFIDENTIAL

7 7 EXCITING NEAR - TERM CATALYSTS CRITICAL METALS CORP Mine License Secured (2) Leading Strategic Partnerships Compelling De - SPAC Valuation Near - Term Contracted Revenue Wolfsberg Lithium Project is licensed (2) , planning to produce spodumene concentrate in 2025, and expects near term announcements including : Lithium Offtake Agreements Definitive Feasibility Study (DFS) Build Decision & Project Financing STRATEGIC PARTERNSHIPS BUILDING EUROPE’S FIRST FULLY LICENSED LITHIUM MINE FOR THE ELECTRIC VEHICLE REVOLUTION (1&2) Notes: (1) Only existing lithium production in Europe is the Grupo Mota lepidolite mine in Portugal, from which lepidolite is used for ceramics . Reference . European Lithium’s spodumene mine will be used for lithium - ion batteries. (2) (2) Mining license has been in effect since 1983 and management has renewed the license every two years for the past over twenty yea rs and believes it can continue to renew the license for as long as necessary or required. CONFIDENTIAL

KEY INVESTMENT HIGHLIGHTS

CONFIDENTIAL

Europe's first[1] fully licensed Lithium (spodumene) mine	**Fully licensed[2] mine** built by the Austrian government High purity Lithium (99.6% Li_2CO_3) made at pilot plant in partnership with Dorfner Anzaplan
Economic viability **PFS completed – DFS underway**	Lithium hydroxide production @ US$26,800/t x 10,500 tpa Lithium hydroxide x 20 years [2] **Interim NPV_6 = A$862 million [2] (US$635 million)**
Leading domestic offtake with BMW Group	MoU with BMW Group to supply all of Zone 1 mine production including a US$15M pre-payment **One of the largest ever direct OEM > Mine lithium pre-pays**
Advanced project **Mine Life > 20 years**	Aiming to be the first local lithium supplier into an integrated European battery supply chain [1]

Notes:
(1) Only existing lithium production in Europe is the Grupo Mota lepidolite mine in Portugal, from which lepidolite is used for ceramics. Reference. European Lithium's spodumene mine will be used for lithium-ion batteries.
(2) Mining license has been in effect since 1983 and management has renewed the license every two years for the past over twenty years and believes it can continue to renew the license for as long as necessary or required.
(3) Refer ASX Announcement dated 19 April 2022 for further details.

Critical Metals Corp 8

COMPANY INTRODUCTION CONFIDENTIAL

10 ASSET INTRODUCTION Bulk extraction from Wolfsberg Lithium Project (Sep/Oct 2013) Advanced Lithium project in the heart of Europe • Exploration mine tunneled and built by Austrian government • Mining license issued (2) • Mined ore processed into final products Wolfsberg Lithium Project • Advanced hard rock lithium project • Located 270km SW Vienna, Austria (Carinthia) • Center of growing EU, lithium battery & EV industry • EU support from European Battery Alliance and other government initiatives • Positive PFS completed (1) • DFS underway, expected by Q1 2023 Notes: (1) Refer EUR ASX announcement 5 April 2018, European Lithium Completes Positive PFS, for further details. (2) Mining license has been in effect since 1983 and management has renewed the license every two years for the past over twe nty years and believes it can continue to renew the license for as long as necessary or required. CONFIDENTIAL

11 Norway A MINE IN THE HEART OF EUROPEAN BATTERY PRODUCTION Source: CIC Energigune Version 7 (02/2022) European Gigafactories AIMING TO BE THE FIRST AND LARGEST LOCAL SUPPLIER OF CRITICAL LI THIUM FOR THE EU’S GREEN ENERGY REVOLUTION Planned European factories at varying commissioning stages, totalling more than 20 GWh annual production capacity of Lithium Ion Batteries and Skelleftea, Sweden CONFIDENTIAL

CONFIDENTIAL

STRATEGIC PARTNERSHIP & OFFTAKE

Exclusive offtake on **battery grade lithium hydroxide** including **US$15M prepayment**

- On August 5, 2022 European Lithium disclosed a memorandum of understanding with **BMW AG** for offtake and pre-payment of Lithium Hydroxide
- Critical Metals Corp expects to finalize the binding, **Long Term Agreement (LTA)** by **November 2022**
- BMW will make an **upfront payment of US$15M**, to be used for the **development of the Wolfsberg Lithium Project**
- EUR grants BMW with first right to **purchase 100% of LiOH** produced from the identified resources

☑ **Secured Offtake**

☑ **Industry Validation**

☑ **Non-Dilutive Capital**

☑ **European Partner**

Source: Refer EUR ASX announcement 5 August 2022, European Lithium Partners with BMW AG to Supply Battery Grade Lithium Hydroxide for further information.

Critical Metals Corp 12

WOLFSBERG LITHIUM PROJECT

CONFIDENTIAL

The First lithium concentrate producer in Europe with spodumene production anticipated to commence in 2025

Existing exploration mine in central Europe, 270km SW of Vienna, close to Graz and Klagenfurt airport, railway and highway access. Excellent local infrastructure & sources of energy in place

Measured, Indicated & Inferred / JORC compliant resource
12.88m tonnes at 1% Li2O (Li2O cut-off 0%) measured in Zone 1[(1)]
Drilling Upside: Positive drill results in Q1 2018 confirms Zone 2 could mirror Zone 1 resource, doubling project resource

Pre-Feasibility Study (PFS)
Estimated Interim NPV_6 = A$862 million [(2)] **(US$635 million)**, with lithium hydroxide production @ US$26,800/t x 10,500 tpa lithium hydroxide x **20 years** [(2)]

Exploration licenses (54) covering Zone 1 + 2 as well as
Mining license issued[(3)]

Notes:
(1) Refer EUR ASX announcement dated 1 Dec 2021 for further details.
(2) Refer EUR ASX announcement dated 19 Apr 2022 for further information, including the assumptions underpinning the interim NPV calculation.
(3) Mining license has been in effect since 1983 and management has renewed the license every two years for the past over twenty years and believes it can continue to renew the license for as long as necessary or required.

Critical Metals Corp 13

14 Type (JORC*) Million Tonnes (at present) Grade Li 2 O (%) Measured 4.31 1.13 Indicated 5.43 0.95 M&I Total 9.74 1.03 Inferred 3.14 0.90 Total 12.88 1.00 JORC* Code 2012 Resource at Zone 1 only (1) GEOLOGICAL RESOURCE STATEMENT Source: *JORC – Joint Ore Reserve Committee, Australian Standard to evaluate minable Resources and Reserves. Note: (1) Refer EUR ASX announcement 1 December 2021, EUR announces 11% increase in Total Measured, Indicated and Inferred Re sou rces to 12.9 Mt @ 1.00% Li2O for further information. High grade Resource at average 1.0% Li2O Positive drill results confirm Zone 2 could mirror Zone 1, Doubling Project Resource Expected Life of Mine: >20 years (inc. Zone 2) CONFIDENTIAL

HISTORICAL & FUTURE EXPLORATION PROGRAMS

CONFIDENTIAL

HISTORICAL

- Substantial exploration and development work by previous owners include approx. 17,000m of drilling / 1,400m of underground decline, drives and crosscuts.

Zone 1	Zone 2 (2)
Drilled down dip to max depth of 450m and 1,500m length. Lithium bearing pegmatite veins up to 5.5m wide intersected and ore body remains open along strike to the northwest and down dip.	Exploration target, demonstrated to be the southern limb of an anticline of which the northern limb (Zone 1), had been the focus of all exploration.

- The resource was declared by previous owners under German and Austrian reporting standards.
- To achieve JORC Code compliant Measured, Indicated and Inferred resources, historic drill core, primary data and QA/QC protocols were not immediately available from the original drilling programs. The Company proceeded to locate and recover primary data from relevant authorities archives to assist in the upgrade to be JORC Code (2012) compliant.
- The results of a program of underground twin hole drilling and channel sampling undertaken by the Company in November 2016 have supported the previous owner's earlier resource estimates, which were subsequently used to deliver an upgraded resource estimate reported in compliance with JORC Code (2012) standards in December 2021. (1)

RECENT EXPLORATION

ZONE 1

- A deep hole drilling program comprising four holes totaling 1,750m has verified the extension of the veins to depth. An increased resource has been declared.
- The lithological model is complete. A 33-hole, 11,330m drill programme to upgrade the "Inferred" resource in Zone 1 to "Measured" or "verified by measurement" completed. See announcement 8 November 2021.

ZONE 2 (2)

- Additional resources are expected from Zone 2. 4 drill holes were completed in 2012 confirming the geological interpretation. 8 drill holes were completed in 2017/18 and show pegmatite intersections of up to 7 metres with grades up to 2.49% Li_2O.
- A total of 2,524m has already been drilled in Zone 2. The geological model with an estimated resource for Zone 2 will be established in the future, proposed exploration in Q3-4 2022.

Notes:
(1) Source: Refer EUR ASX announcement dated 1 Dec 2021, EUR announces 11% increase in Total Measured, Indicated and Inferred Resources, for further details.
(2) Refer EUR ASX announcement dated 27 Apr 2018 for further details.

Critical Metals Corp 15

16 PILOT PLANT & TEST PRODUCTION • Commissioned Dorfner Anzaplan with the construction of a pilot plant • Production of spodumene concentrate from lithium - bearing ore from test mining • Processing of spodumene concentrate to lithium carbonate and hydroxide for testing by potential offtake partners • Results from process testing demonstrate battery grade lithium carbonate or lithium hydroxide can be produced from the Wolfsberg Lithium Project ore (99.6% Li 2 CO 3 ) (1) • Due to self - financed pilot plant and pre - built mine infrastructure, Critical Metals Corp and their engineering partners have been able to mine, study and distribute more sample material than is common of an exploration stage lithium project CONFIDENTIAL Note: (1) Refer EUR ASX announcement dated 2 Dec 2021 for further information.

17 DEVELOPMENT STRATEGY Completion of Definitive Feasibility Study – Expected Q1 2023 Build Decision & Project Financing – Q1 2023 Begin construction of mine and concentrator (for production of 6% Spodumene Concentrate) – Q3 2023 (subject to receipt of authorization) Begin production of Spodumene Concentrate at Wolfsberg Lithium Project Formalize project partner for future carbonate / hydroxide conversion plant Prepare mining plan for the Mining Authority to authorize the mine and concentrator construction – Q3 2023 CONFIDENTIAL Long Term Agreement (LTA) with BMW Group – Expected as early as November 2022

PROJECT FINANCING & TRANSACTION OVERVIEW CONFIDENTIAL

TRANSACTION SUMMARY

Of proposed business combination

CONFIDENTIAL

PROPOSED TRANSACTION HIGHLIGHTS

Valuation

- Transaction implies $838M pro forma enterprise valuation
- Implied pre-money market capitalization of $750M
  - Additional shares up to 10% of transaction closing consideration shares available as an earnout to European Lithium and its stockholders, subject to trading price targets

Financing

- The transaction is expected to provide approximately $159 million in capital before expenses and the impact of redemptions
- Intend to raise additional equity and/or equity-linked capital

Deal Structure

- European Lithium and its stockholders are expected to retain a pro forma equity ownership of approximately 80% of the combined company excluding the effects of warrants, earnout, and any incremental capital raised

PROPOSED SOURCE & USES

Sources	($M)	Uses	($M)
European Lithium Rollover	$750	Equity to European Lithium	$750
Cash in Trust	159	Cash to Balance Sheet	134
		Transaction Expenses	25
Total	**$909**	**Total**	**$909**

PRO FORMA VALUATION

PF Shares Outstanding (M)	95.3
Share Price ($)	$10.20
PF Equity Value ($M)	**$972**
(+) Existing Debt ($M)	$0.0
(-) PF Cash ($M)	($134.2)
PF Enterprise Value ($M)	**$838**

PRO FORMA EQUITY OWNERSHIP

	25% Redemptions		50% Redemptions		75% Redemptions	
	# Shares (M)	**% Own.**	**# Shares (M)**	**% Own.**	**# Shares (M)**	**% Own.**
EUR Rollover Equity	73.5	81%	73.5	84%	73.5	88%
Public Shareholders	11.6	13%	7.8	9%	3.9	5%
Sponsor Shares	6.2	7%	6.2	7%	6.2	7%

Assumptions:
No debt or cash on balance sheet prior to transaction.
95.3M pro forma shares outstanding. Transaction will be struck at redemption price, for illustrative purposes a transaction price of $10.20 per common share is shown above.
Unless otherwise shown, assumes 0% redemptions from the 15.5M trust shares. Cash in trust reflects latest figures.
All charts and tables exclude private and public warrants held and earnout shares.
Pre-money market capitalization does not include earnout shares deferred at closing that will vest in two equal tranches at each of $15.00/share and $20.00/share.

Critical Metals Corp 19

20 $838 16 Assumed Pro Forma Enterprise Value of $838M $972 $3,220 $3,370 $1,550 $2,550 $1,160 $628 $700 $1,020 $920 $1,790 $3,218 $3,262 $1,523 $2,443 $1,023 $521 $604 $957 $903 $1,747 72 72 25 76 30 36 10 30 26 41 EV Attributable 2024E Production (kt LCE) IMPLIED MARKET CAPITALIZATION VS PEERS (US$M) Critical Metals Corp valuation presents significant upside vs. Near Term Producers on a Pro Forma Market Capitalization basis Critical Metals Corp is currently undervalued when compared to its peers on an annual production scale basis. This lends the Company to a re - rating in its market value upon the announcement of near - term project catalysts, including announcements around lithium offtake and debt financing, as well as upgrades to project economics with the release of the upcoming DFS Assumed Pro Forma Equity Value of $972M VALUATION BENCHMARKING: COMPARABLE DEVELOPERS Source: Enterprise Values — FactSet Data (10/20/2022), Project Data — Company Presentations and Reports, 2024E Production — CapIQ (07/28/2022), USD/AUD=0.63 NEAR TERM PRODUCERS EV VS PRODUCTION SCALE Average Market Capitalization: $1,691 Average EV: $1,620 CONFIDENTIAL

21 VALUATION BENCHMARKING: U.S. - LISTED BATTERY MATERIALS Source: Market Capitalizations — FactSet Data (10/20/2022), Historical Market Capitalizations – YCharts, USD/AUD=0.63 CONFIDENTIAL 288% 377% 106% 1,337% 247% US$M IMPLIED MARKET CAPITALIZATION VS US - LISTED BATTERY MATERIALS PEE RS (US$M) Current Institutional Shareholder Ownership ? Assumed Pro Forma Equity Value of $972M Median percent increase in market capitalization after listing on NYSE or Nasdaq: 288% Market Capitalization as of 10/29/21 $972 $829 $707 $797 $71 $1,473 $3,220 $3,370 $1,644 $1,020 $5,110 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Market Capitalization - Pre U.S. Listing Market Capitalization - Trading on NYSE or Nasdaq (as of 10/04/2022, unless noted otherwise) 10/20/2022

22 ENTERPRISE VALUE (US$M) (1) FULL PERMITTED LI CONCENTRATE PRODUCTION IN 2024E (2) BINDING OFFTAKE ARRANGEMENT ANNOUNCED (3) FEASIBILITY STAGE POST - TAX NPV (US$M) $1,523 DFS $119 $838 PFS $635 1.09x 9.20x 52x 61x 5.30x VALUATION COMPARABLE: CORE LITHIUM PRICE / NAV EV / 2024E PRODUCTION (KT LCE) EV / TOTAL RESOURCE (4) 22 Notes: (1) EV calculations based on Market Capitalizations from FactSet Data (10/20/2022 ) (2) 2024E Estimates used for illustrative purposes, production may commence in 2025 or afterwards (3) Offtake Arrangement with BMW not yet finalized based on MOU with BMW AG announced August 5, 2022 (4) Inferred, Indicated, Measured Comparable Project Size | Plan to Produce Lithium by 2024 | Fully - Permitted | Strategically Located CONFIDENTIAL 5.47x

23 $972M 2 $1,020M $903M $2,550M $1,160M $1,523M $3,370M $9,645M - $500M $1,000M $1,500M $2,000M $2,500M $3,000M $3,500M $4,000M $4,500M $5,000M Post - Scoping Study Post Feasibility Study Construction Production Development Stage Peer Group Valuations (1) Key Milestones to Unlock Value: Licensing Approvals Preliminary Feasibility Study Offtake & Strategic Partnership Definitive Feasibility Study Final Investment Decision Construction First Delivery Market Capitalization (US$) Notes: (1): Market Capitalization data as of 10/4/2022 – FactSet Data, Project Stage – Company Reports and Presentations, AUD/USD=0.63 (2): Pro Forma Equity Value CLEAR PATH TO VALUATION RE - RATE CONFIDENTIAL

24 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 DATE OFFTAKE AGREEMENT DETAILS 1M CHANGE (%) 9/28/2020 Piedmont Lithium signs offtake agreement with Tesla for 160ktpa for 5 years (NASDAQ:PLL) 93% 1/11/2021 Sayona Mining secures investment and offtake from Piedmont Lithium (ASX:SYA) 200% 10/5/2021 Sigma Lithium sign offtake agreement with LG Energy for 60ktpa for 6 years (SGML) 13% 3/1/2022 Core Lithium signs offtake agreement with Tesla for up to 110kt over 4 years (ASX:CXO) 100% 6/28/2022 Liontown Resources secures A$300M investment and signs offtake agreement for 650kt over 5 years with Ford (ASX:LTR) 20% OFFTAKE AGREEMENTS: HISTORICAL PRICE CHANGE EFFECT CHANGE EFFECT PIEDMONT LITHIUM (NASDAQ:PLL) COMPARABLE ANNOUNCEMENTS Piedmont Lithium Signs Offtake Agreement with Tesla Piedmont Lithium partners with Sayona Mining Piedmont Lithium Completes BFS for Carolina Lithium Project Sayona Mining Doubles Resource Estimate for North American Lithium and Authier Projects CONFIDENTIAL

APPENDIX 1: LITHIUM MARKET OVERVIEW CONFIDENTIAL

26 0 0.5 1 1.5 2 2.5 2022 Demand 2030 Demand Production (Mt LCE) Other Producers DEMAND GAP: GLOBAL LITHIUM MARKET GLOBAL LCE PRODUCTION SHARE BY CURRENT PRODUCERS ~4x increase in Global LCE Demand Source: Bloomberg New Energy Finance CONFIDENTIAL

27 • It is increasingly likely that a balanced market will occur in 2H of 2025 under a base - case demand scenario. Demand being brought forward from 2025 - 27 has been minimized but the market remains in surplus for these years. • If an upside scenario (+15% is used), the market will not balance in 2025 - 2027 unless an approximately 20% next year adjustment is used. • Weightings for possible and probable projects (which are most likely to come into production after 2024/25) have been reduced to 55% and 25% respectively. They are unlikely to be reduced any further. LITHIUM PRICE AND SUPPLY Notes: (1) Benchmark Q3 2022 Lithium Forecast Report (2) Benchmark September 2022 Lithium Price Index Source: Benchmark Minerals Lithium Forecast and Price Assessment • In the short term (2022 - 2024) it remains difficult to see how supply can reach demand. • Normally, some demand is brought forward to account for delays in delivering lithium from upstream to end users. The proportion of demand brought forward has been reduced this quarter in order to help balance the market. • In Q4, balances will be adjusted according to constrained/unconstrained scenarios . BENCHMARK LITHIUM PRICE INDEX (2) Short - Term Market Dynamics (1) PROJECTED SUPPLY VS. DEMAND OF LITHIUM (1) CONFIDENTIAL Medium - Long - Term Market Dynamics (1)

APPENDIX 2: RISK FACTORS CONFIDENTIAL

29 All references to the “company,” “we,” “us” or “our” refer to European Lithium Ltd (“European Lithium”) and European Lithium AT (Investment) Ltd . (the “company”) and their consolidated entities prior to the Potential Business Combination, and for periods following the closing of the Potential Business Combination refer to NewCo as the combined company and its subsidiaries of the company and Sizzle . The risks presented below are non - exhaustive descriptions of certain of the general risks related to the business of the company, Sizzle and NewCo and the Potential Business Combination among European Lithium, Sizzle, the company and NewCo, and such list is not exhaustive . The list below has been prepared solely for purposes of inclusion in this Presentation and not for any other purpose . You should carefully consider these risks and uncertainties and should carry out your own diligence and consult with your own financial and legal advisors concerning the risks presented by the Potential Business Combination . Risks relating to the business of Sizzle, European Lithium, the company, the Potential Business Combination and the business of NewCo will be disclosed in future documents filed or furnished by Sizzle or NewCo with the SEC, including the documents filed or furnished in connection with the Potential Business Combination among European Lithium, the company, Sizzle and NewCo . The risks presented in such filings will be consistent with SEC filings typically relating to a public company, including with respect to the business and securities of European Lithium, the company, Sizzle and NewCo and the Potential Business Combination among European Lithium, the company, Sizzle and NewCo, and may differ significantly from, and be more extensive than, those presented below . Risks Related to Our Business and Our Industry • Our business operates in the mining exploration and development industry . Our project is at the development stage, and there are no guarantees that development of the project into a mine will occur or that such development will result in the commercial extraction of mineral deposits . In addition, even if an economic mineral deposit is mined, we may not realize profits from our development activities in the short, medium or long term . • The economic viability of our project and its development remains subject to various factors, including, in the near term, the delivery of a definitive feasibility study which supports the project economics . To date, we have received a positive preliminary feasibility study, which has a lower level of confidence than a definitive feasibility study, but which has resulted in the definitive feasibility study being commissioned in respect of the project . • There can be no assurance that we will deliver a definitive feasibility study that supports the economic viability of the project moving forward or that the assumptions used in the definitive feasibility study to underpin the viability of the project (including, but not limited to, the prices of lithium carbonate and lithium hydroxide) will remain true and correct in the future . • Our future performance is difficult to evaluate because we have a limited operating history in the mining, energy and resources sector, including in the battery metals industry . • Our long - term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows from our mining activities . • Our business strategy is to source battery - grade lithium hydroxide to supply the electric vehicle and battery storage markets . Consequently, our growth depends upon the continued growth in demand for electric vehicles with high performance lithium compounds . • The development and adoption of new battery technologies that rely on inputs other than lithium compounds could significantly impact our prospects and future revenues . • Our long - term success depends, in part, on our ability to negotiate and enter into sales agreements with, and deliver our product to, third party customers on commercially viable terms . There can be no assurance that we will be successful in securing such agreements . • The profitability of our company is reliant upon our ability to enter into a binding offtake agreement . This may not occur or, should it occur, may not result in the appreciation of our stock price similar of what other companies in our industry have experienced following the announcement of an offtake agreement . • Exchange rate fluctuations may materially affect our results of operations and financial condition . • We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means . Consequently, we depend on our ability to successfully access the capital and financial markets . Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth . • Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products . • Our possible future revenues will be mainly derived from the sale of lithium and lithium byproducts . Consequently, our success largely depends on the market price of lithium remaining higher than our costs of any future production (assuming successful exploration and development of the project) . • When compared to many industrial and commercial operations, mining exploration and development projects are high risk and subject to uncertainties . Each mineral resource is unique and the nature of the mineralization, and the occurrence and grade of the lithium, as well as its behavior during mining, can never be wholly predicted . Our mineral resource estimates may be materially different from mineral quantities we may ultimately recover, our life - of - mine estimates may prove inaccurate and market price fluctuations and changes in operating and capital costs may render mineral resources uneconomic to mine . • The industry in which we operate is subject to domestic and global competition . We have no influence or control over the activities or actions of our competitors, which activities or actions may negatively affect the operating and financial performance of our projects and business . • If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer . • Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition . • Land reclamation and mine closure may be burdensome and costly . • Our success depends on developing and maintaining relationships with local communities and stakeholders . • We are exposed to general economic conditions and the fluctuations of interest and inflation rates may have an adverse effect on our business . • Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions . Risks Related to Legal, Compliance and Regulations • Our mining project is located in Austria and will be subject to European governmental regulations . There are risks associated with operating in foreign countries, including those related to economic, social and/or political instability or change, and changes of law affecting foreign companies operating in that country . We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality . There can be no guarantee that we will be able to generate a positive return for our shareholders if an event occurs in Austria which materially adversely affects the value of the project . • We will be required to obtain governmental permits and approvals to conduct development and mining operations, a process which is often costly and time - consuming . There is no certainty that all necessary permits and approvals for our planned operations will be granted . • Our failure to comply with applicable anti - corruption, anti - bribery, anti - money laundering and similar laws and regulations could negatively impact our reputation and results of operations . • Our operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws . • The impacts of climate change may adversely affect our operations and/or result in increased costs to comply with changes in regulations . • We face opposition from organizations that oppose mining which may disrupt or delay our mining projects . • The requirements of being a public company in the U . S . may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U . S . may be greater than we anticipate . • Our business could be adversely affected by trade tariffs or other trade barriers . • We are exposed to possible litigation risks, including mining permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims . Further, we may be involved in disputes with other parties in the future that may result in litigation . Current or future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations . RISK FACTORS CONFIDENTIAL

30 Operating Risks • The development of mining operations at the project is dependent on a number of factors, many of which are beyond our control . If we commence production at the project, our operations may be disrupted by a variety of risks and hazards that could have a material adverse effect on our future operating costs, financial condition and ability to develop and operate a mine . • The occurrence of significant events against which the Company may not be fully insured could have a material adverse effect on our business, financial condition and results of operations . • The threat of global economic, capital markets and credit disruptions pose risks to our business . • The ongoing COVID - 19 pandemic, and global measures taken in response thereto have adversely impacted, and may continue to adversely impact, our operations and financial results . • The ongoing military conflict between Ukraine and Russia, and the related disruptions to the global economy and financial markets, has affected and could continue to adversely affect our business, financial condition and results of operations . Risks Related to Intellectual Property and Technology • Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights may be costly . • We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual property rights of others, which may be time - consuming and would cause us to incur substantial costs . • Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation . • A failure of our information technology and data security infrastructure could adversely affect our business and operations . Risks Related to Our Projections • Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and future development activities may not result in profitable mining operations . • Mining projects such as ours have no operating history on which to base estimates of future operating costs and capital requirements . Our projections are based upon estimates and assumptions made at the time they were prepared . If these estimates or assumptions prove to be incorrect or inaccurate, our actual operating results may differ materially from our forecasted results . • Our projections and information regarding prior performance may not prove to be reflective of actual future results . • Our resource estimates may change significantly when new information or techniques become available . In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate . As further information becomes available through additional fieldwork and analysis, our estimates are likely to change and these changes may result in a reduction in our resources . These changes may also result in alterations to our development and mining plans, which may, in turn, adversely affect our operations . Risks Related to Sizzle and the Potential Business Combination • Sizzle, European Lithium and NewCo may not enter into a binding or definitive agreement relating to the Potential Business Combination, and even if they do, the conditions to complete the Potential Business Combination may not be satisfied . • In order for the Potential Business Combination to close, in addition to other regulatory and governmental approvals that must be obtained by each of Sizzle, European Lithium and NewCo, among others, the shareholders of European Lithium will be required to approve the transaction on the terms set out in the definitive agreement in accordance with Australian corporate law and the listing rules of the Australian Securities Exchange . There can be no guarantee that such approval will be obtained . • VO Sponsor, LLC (the “Sponsor”) and certain Sizzle stockholders affiliated with the Sponsor have agreed to vote in favor of the Potential Business Combination, regardless of how Sizzle’s public stockholders vote . • The Sponsor, certain members of the Sizzle Board, certain Sizzle officers, and certain anchor investors in Sizzle have interests in the Potential Business Combination that are different from or are in addition to public stockholders, which may include direct or indirect ownership of Sizzle’s founder shares and/or private placement warrants, each of which will lose their value if a business combination is not consummated . • Sizzle’s Board has potential conflicts of interest in recommending that stockholders vote in favor of approval of the Potential Business Combination proposal and approval of the other proposals in connection therewith . • Our stockholders and Sizzle’s stockholders will experience dilution as a consequence of the Potential Business Combination . • Future resales of NewCo’s outstanding shares may cause the market price of its securities to drop significantly, even if NewCo’s business is doing well . • We cannot assure you that NewCo’s or Sizzle’s stock price will not decline or not be subject to significant volatility . • The ability of Sizzle’s public stockholders to exercise redemption rights with respect to a large number of Sizzle’s outstanding public shares could increase the possibility that the Potential Business Combination would limit NewCo’s working capital, liquidity, and public float following the Potential Business Combination . • We and Sizzle will be subject to business uncertainties and contractual restrictions once documentation for the Potential Business Combination is executed . • Sizzle cannot assure you that its due diligence review of our business has identified all material issues or risks associated with us, our business, or the industry in which we operate . Additional information may later arise in connection with the preparation of the registration statement and proxy materials or after completion of the Potential Business Combination . If Sizzle’s due diligence investigation of our business was inadequate, then stockholders of Sizzle following the Potential Business Combination could lose some or all of their investment . • There can be no assurance that Sizzle or NewCo following the closing of the Potential Business Combination will be able to comply with the continued listing standards of Nasdaq . Further, there is no guarantee that an active and liquid public market for NewCo’s shares will develop . • If, following the Potential Business Combination, securities or industry analysts do not publish or cease publishing research or reports about NewCo, its business, or its market, or if they change their recommendations regarding NewCo’s shares adversely, then the price and trading volume of NewCo’s shares could decline . • NewCo may be unable to obtain additional financing to fund its operations or growth . • NewCo may lose its foreign private issuer status which would then require it to comply with the domestic reporting regime of the Securities Exchange Act of 1934 , as amended, and cause us to incur significant additional legal, accounting and other expenses . • Sizzle is an “emerging growth company” within the meaning of the Securities Act, and we believe that NewCo will qualify as an emerging growth company following the Potential Business Combination . Sizzle and NewCo intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make their securities less attractive to investors and may make it more difficult to compare performance with other public companies . • We and Sizzle will incur significant transaction costs in connection with the Potential Business Combination . RISK FACTORS CONTINUED CONFIDENTIAL

CRITICAL METALS CORP www.criticalmetalscorp.com CONFIDENTIAL